                                                                   EXHIBIT 10.23

                                LEASE AGREEMENT

      This Lease Agreement (this "LEASE") dated as of August 20, 2001 is entered into by and between AME TORREY VIEW, LLC, a California limited liability company ("LANDLORD") and APPLIED MOLECULAR EVOLUTION, INC., a Delaware corporation ("TENANT"), upon the terms and conditions set forth below.

                                    ARTICLE 1

                                BASIC INFORMATION

      1.1 BASIC LEASE TERMS. Each reference in this Lease and in the exhibits attached hereto and made a part hereof to any of the terms described in this
Article 1 shall mean and refer to the following terms. Other terms are as defined in this Lease.

            1.1.1 PREMISES: Those certain premises generally known as Torrey Hills VTM 95-0554, Unit 19, Lot 4 located in San Diego County, California, as more particularly described in EXHIBIT A attached hereto, together with the associated parking areas, sidewalks, site improvements, landscaping and access; the Shell Building with Tenant Improvements (the Shell Building with Tenant Improvements shall be collectively referred to herein as the "Building" or the "Project"); and together with all other fixtures and improvements located therein and thereon.

            1.1.2 SHELL BUILDING: A shell building containing approximately +/- 104,000 gross square feet, designed as general offices including office, research and development and laboratory facilities, improved as described on Exhibit B.

            1.1.3 COMMENCEMENT DATE: The date on which the Shell Building has been Substantially Completed in accordance with the Plans and Specifications, as certified by the Project architect.

            1.1.4 EXPIRATION DATE: The date that is fifteen (15) years after the Commencement Date. Tenant shall have the option to extend the Expiration Date for one (1) additional five (5) year period, in accordance with Section 3.2.

            1.1.5 TERM: The period of time from the Commencement Date until the Expiration Date.

            1.1.6 SHELL RENT: Shell Rent, based on the Cost of Shell Building, shall be Two Hundred Thousand Dollars ($200,000) per month (Two Million Four Hundred Thousand Dollars ($2,400,000) per year), triple net.

            1.1.7 PROJECT RENT: Project Rent shall be equal to (i) the annual Shell Rent plus (ii) the Tenant Improvement Costs times 0.14.

            1.1.8 PERMITTED USE: General office and corporate headquarters, including without limitation, office, research and development and laboratory purposes, however in no event in violation of any governmental requirements and rules and regulations further defined herein.

            1.1.9 COST OF SHELL BUILDING. For the purposes of establishing the Shell Rent only, the Cost of the Shell Building shall be equal to the lesser of the (i) the costs to complete the Shell Building and (ii) Twenty Million Dollars ($20,000,000).

            1.1.10 TENANT IMPROVEMENT COSTS. The cost to complete the Premises over and above the cost of the Shell Building.

      1.2 LEASE. Landlord hereby leases to Tenant, and Tenant hereby leases and accepts from Landlord, the Premises, upon the conditions set forth herein.

                                    ARTICLE 2

                             LEASEHOLD IMPROVEMENTS

      2.1 SHELL BUILDING. Landlord shall cause to be constructed the Shell Building with the improvements, at Landlord's sole cost and expense, in accordance with detailed plans and specifications approved by Tenant and Landlord as more particularly described in Section 2.2 below (collectively, the "PLANS AND SPECIFICATIONS"), which approvals shall not be unreasonably withheld. The Shell Building shall be deemed to be "SUBSTANTIALLY COMPLETE(D)" as reasonably determined by the Project architect, after consultation with both Tenant and Landlord, that Landlord has constructed and performed all work necessary to construct the Shell Building in accordance with the Plans and Specifications, subject to the completion of normal punch list items, which items Landlord agrees to use diligent efforts to correct and complete by not later than thirty (30) days of Landlord's receipt of written notice of such items).

      2.2 PLANS AND SPECIFICATIONS. Landlord shall cause the Plans and Specifications to be prepared, at Landlord's sole cost and expense, by a registered professional architect approved by Tenant. The architect shall work closely with both Landlord and Tenant to prepare mutually approved Plans and Specifications. Landlord shall furnish the initial draft of the Plans and Specifications to Tenant for Tenant's review and approval. Tenant shall within fifteen (15) days after receipt either provide comments to such Plans and Specifications or approve the same. Tenant shall be deemed not to have approved such Plans and Specifications if it does not timely provide comments on such Plans and Specifications. If Tenant provides Landlord with comments to the initial draft of the Plans and Specifications, Landlord shall provide revised Plans and Specifications to Tenant incorporating Tenant's comments within fifteen (15) days after receipt of Tenant's comments. Tenant shall within one week after receipt then either provide comments to such revised Plans and Specifications or approve the same. Tenant shall be deemed not to have approved such revised Plans and Specifications if Tenant does not timely provide comments on such Plans and Specifications. The process described above shall be repeated, if necessary, until the Plans and Specifications have been finally approved by both Tenant and Landlord. The Plans and Specifications shall comply with all applicable governmental requirements.

      2.3 TENANT IMPROVEMENTS. Landlord shall cause to be constructed all of the additional improvements inside the Shell Building and development of the Project ("Tenant Improvements"), at Landlord's sole cost and expense, in accordance with plans and specifications approved by Tenant and Landlord ("Tenant Improvement Plans"), which approvals shall not be unreasonably withheld.

      2.4 PROJECT COMPLETION. The Project shall be deemed "Substantially Complete(d)" on the date when both the following have occurred: (a) as reasonably determined by the Project architect, after consultation with both Tenant and Landlord, that Landlord has constructed and performed all work necessary to construct the Tenant Improvements in accordance with the Tenant Improvement Plans, subject to the completion of normal punch list items that shall not interfere with Tenant's business operations in, or access to, the Premises, and which items Landlord agrees to use diligent efforts to correct and complete not later than thirty (30) days after Landlord's receipt of written notice of such items, and (b) a certificate of occupancy has been issued by the appropriate governmental authority(ies) for the entire Project (including Shell Building and Tenant Improvements to be constructed therein). Landlord and Tenant shall use commercially reasonable efforts to cause the Project to be Substantially Completed, except for normal punch list items, on or before the dates specified in the Plans and Specifications and Tenant Improvement Plans.

                                    ARTICLE 3

                              COMMENCEMENT OF TERM

      3.1 TERM. The Term of this Lease shall be for the period designated in Subsection 1.1.5 above. On or about the Commencement Date, Landlord shall deliver to Tenant a Commencement Notice (herein so called) in the form attached hereto as Exhibit B, confirming the Commencement Date and Tenant's acceptance of the Premises, and the Expiration Date of the Lease.

      3.2 EXTENSION. Tenant shall have one (1) option to extend the Term for an additional five (5) year period, by delivering a written notice of exercise to Landlord no later than ninety (90) days prior to expiration of the Term. If Tenant exercises the option to extend, all terms and conditions of this Lease shall remain the same except for the Rent, which shall be at fair market value.

                                    ARTICLE 4

                                      RENT

      4.1 SHELL RENT. Commencing with the Commencement Date and continuing until the date which is the later of (a) Substantial Completion of Tenant Improvements or (b) one (1) year following the Commencement Date (the later date shall be deemed the "Project Rent Commencement Date"), Tenant shall pay the Shell Rent to Landlord.

      4.2 PROJECT RENT. Tenant shall pay the Project Rent to Landlord from the Project Rent Commencement Date until the Expiration Date or earlier termination of the Lease (the Shell Rent and/or the Project Rent may be generically referred to herein from time to time as the "Rent").

      4.3 PAYMENT. Tenant shall pay Rent in advance on the first day of each month of the Term, without any prior demand therefor and without any deduction or offset. If the Term shall commence on a day other than the first day of a month (or end on a day other than the last day of a month), then Tenant shall pay a pro rata portion of the Rent, prorated on a per diem basis, with respect to the portion of the fractional month included in the Term.

                                    ARTICLE 5

                              LANDLORD'S INSURANCE

      5.1 LANDLORD'S INSURANCE. From and after the Commencement Date, Landlord shall, through individual or blanket policies, keep and maintain in full force during the Term, such insurance and in such amounts as reasonably determined necessary by Landlord. Upon delivery by Landlord to Tenant of an invoice therefor, Tenant shall reimburse Landlord for the reasonable costs of such insurance.

      5.2 WAIVER OF SUBROGATION AND RECOVERY. All "all risk" insurance which is or may be carried by either party to insure against damage or loss to property shall include provisions denying to each respective insurer rights of subrogation and recovery against the other party.

                                    ARTICLE 6

                TAXES, INSURANCE, UTILITIES, REPAIRS, MAINTENANCE

      6.1 TAXES. From and after the Commencement Date, Tenant shall pay all taxes applicable to the Project.

      6.2 TENANT'S INSURANCE. From and after the Commencement Date, Tenant shall, through individual or blanket policies, keep and maintain in full force during the Term, such insurance and in such amounts as reasonably determined necessary by Tenant.

      6.3 UTILITIES. From and after the Commencement Date, Tenant shall contract for and pay for all utilities for the Project.

      6.4 REPAIRS AND MAINTENANCE. From and after the Commencement Date, Tenant shall, at Tenant's sole cost and expense, keep, repair and maintain the Project.

                                    ARTICLE 7

                                 USE OF PREMISES

      7.1 GENERAL. The Premises shall be used for the Permitted Use set forth in Subsection 1.1.8 above and for no other use or purpose.

      7.2 PARKING AREA. Tenant shall be allowed to use any of the parking areas located within the Project for Tenant's parking requirements.

                                    ARTICLE 8

                              DAMAGE OR DESTRUCTION

      8.1 REPAIR AND RESTORATION. Except as otherwise expressly provided in this Article 8, if the Premises are damaged or destroyed during the Term, then Landlord shall diligently repair or restore the Premises as soon as reasonably possible to substantially return to the condition in which the Premises existed immediately prior to such damage or destruction after adjustment of the insurance claim.

      8.2 ABATEMENT OF RENT. If Landlord and Tenant reasonably determine that continuation of Tenant's business from the Premises is not practical pending reconstruction, then Rent due and payable hereunder shall equitably abate for the portion of the Premises which is unusable by Tenant for the period commencing with the date of such casualty until the earlier of the date that reconstruction is substantially completed or that Tenant, or any permitted subtenant resumes the conduct of its business from the Premises.

      8.3 EXCESSIVE DAMAGE OR DESTRUCTION. If the Premises are damaged or destroyed to the extent that Landlord and Tenant reasonably determine that the Premises cannot be fully repaired or restored by Landlord within three hundred sixty (360) days from the date of the casualty, said determination to be delivered to Tenant and Landlord in writing within sixty (60) days of such casualty, then both Landlord and Tenant shall have the option, upon written notice delivered to the other party within thirty (30) days of written notice of delayed repair, to terminate this Lease. If Landlord and Tenant determine that the Premises can be fully repaired or restored within such three hundred sixty
(360) day period, or if it is determined that such repair or restoration cannot be made within such period, but neither party elects to terminate this Lease within the aforementioned thirty (30) days, then this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage or destruction as soon as reasonably possible.

      8.4 UNINSURED CASUALTY. Notwithstanding anything contained herein to the contrary, in the event the damage or destruction of all or any portion of the Building is not fully covered by the insurance proceeds received by Landlord (plus the deductible amount), or if there are insufficient proceeds after any required payments to mortgagees or lessors, then Landlord may, within sixty (60) days of such casualty, terminate this Lease by written notice to Tenant, effective as of the date of such casualty. If Landlord does not elect to terminate this Lease, then this Lease shall remain in full force and effect, and the Landlord shall cause the Building to be diligently repaired and restored in accordance with Section 8.1 above.

      8.5 DAMAGE NEAR END OF TERM. If the Building is totally or partially destroyed or damaged during the last twenty-four (24) months of the Term, then either Landlord or Tenant may terminate this Lease as of the date of such casualty by giving written notice thereof to the other party within thirty (30) days after the date of the casualty.

                                    ARTICLE 9

                                 EMINENT DOMAIN

      9.1 TOTAL OR PARTIAL TAKING. If seventy-five percent (75%) or more of the Building and/or seventy-five percent (75%) or more of the Premises used for parking is taken by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, then this Lease shall terminate as of the date of title vesting in such condemning authority and Rent shall be prorated to the date of such termination. If this Lease is not terminated pursuant to the preceding sentence, Landlord shall, to the extent of any condemnation proceeds recovered by Landlord, promptly restore the Premises to a condition comparable to its condition as existed immediately prior to such condemnation, less the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect, except that after the date of such title vesting in the condemning authority, the Rent shall be reduced on a reasonable and equitable basis in relationship to the portion of the Premises taken as compared to the portion of the Premises remaining.

      9.2 TEMPORARY TAKING. If all or any part of the Building shall be taken for any temporary public or quasi-public use or purpose, then this Lease shall remain in full force and effect, Rent shall not abate, and Tenant shall be entitled to receive the entire award made for such use with respect to the period of the taking which falls within the Term. For purposes hereof, a temporary taking shall be defined as a taking for a period of sixty (60) days or less.

      9.3 CONDEMNATION AWARD. Any award made or given in connection with any taking, shall be payable in accordance with applicable California law.

                                   ARTICLE 10

                                     DEFAULT

      10.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" on the part of Tenant: (a) vacation or abandonment of the Premises; (b) failure to pay any Rent due hereunder within ten (10) business days after written notice from Landlord that said payment is due; (c) failure to perform any covenants, agreements or obligations hereunder, except failure to pay Rent, whereby the failure continues for thirty (30) days after written notice thereof from Landlord (except in the case of an emergency, in which event such failure shall be cured as quickly as practicable); (d) filing a general assignment for the benefit of creditors; (e) filing a voluntary petition for reorganization, or the filing of an involuntary petition by Tenant's creditors where such involuntary petition remains undischarged for a period in excess of thirty (30) days; or (f) the appointment of a receiver to take possession of substantially all of Tenant's assets where such receivership remains undissolved for a period in excess of thirty (30) days.

      10.2  LANDLORD'S REMEDIES. In the Event of Default, Landlord may elect to
(a) continue this Lease in effect, and enforce all of Landlord's rights and remedies under this Lease or (b) at any time, terminate all of Tenant's rights under this Lease, and recover from Tenant all damages Landlord reasonably and actually incurs by reason of the Event of Default.

                                   ARTICLE 11

                            ASSIGNMENT AND SUBLEASING

      Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease, in whole or in part, nor sublet or permit occupancy by any party other than Tenant of all or any part of the Building, without obtaining in each instance the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold. Any purported assignment or subletting contrary to the provisions hereof without Landlord's written consent shall be void. The written consent by Landlord to any assignment or subletting shall not constitute a waiver of such consent to any subsequent assignment or subletting.

                                   ARTICLE 12

                                     NOTICES

      Any notice, demand, request, consent, approval or communication under this Lease shall be in writing and shall be deemed duly given or made: (i) when deposited, postage prepaid in the United States mail, certified or registered mail with a return receipt requested, addressed to Landlord or Tenant (as the case may be) at the addresses of each shown below; or (ii) when delivered personally or by courier to Landlord or Tenant (as the case may be) at the addresses of each shown below. The parties may designate a different address for receiving notices hereunder by notice to the other parties.

            If to Landlord:          AME Torrey View, LLC
                                     3520 Dunhill Street
                                     San Diego, CA 92121
                                     Attention:  Lawrence E. Bloch, M.D., CFO
                                     Facsimile:  (858) 597-4950

            With copies to:          Sherman & Lapidus LLP
                                     750 B Street, Suite 2330
                                     San Diego, California 92101
                                     Attention:  Lawrence M. Sherman, Esq.
                                     Facsimile:  (619) 231-8770

                                     Gray Cary Ware & Freidenrich LLP
                                     401 B Street, Suite 1700
                                     San Diego, California 92101
                                     Attention:   Karen M. ZoBell, Esq.
                                     Facsimile:   (619) 699-2701

            If to Tenant:            Applied Molecular Evolution, Inc.
                                     3520 Dunhill Street
                                     San Diego, CA 92121
                                     Attention:  Lawrence E. Bloch, M.D., CFO
                                     Facsimile:   (858) 597-4950

            With copies to:          Gray Cary Ware & Freidenrich LLP
                                     401 B Street, Suite 1700
                                     San Diego, California 92101
                                     Attention:   Karen M. ZoBell, Esq.
                                     Facsimile:   (619) 699-2701

                                   ARTICLE 13

                               OPTION TO PURCHASE

      13.1 OPTION. In addition to all other rights that Tenant has under this Lease to use and occupy the Premises during the Term, Landlord hereby grants Tenant an option to purchase the Premises (the "OPTION") on the terms and conditions set forth in this Article 13.

      13.2 TERM OF OPTION. The Option may be exercised at any time during the term of this Lease after twelve (12) months after the Commencement Date (the "OPTION TERM").

      13.3 TRANSFERABILITY OF OPTION. The Option may be assigned with the prior written consent of Landlord, which consent shall not be unreasonably withheld.

      13.4 EXERCISE OF OPTION. The Option shall be exercised by delivering written notice to Landlord prior to the end of the Option Term in accordance with the notice provisions set forth in Article 12 above ("Notice of Exercise").

      13.5  PURCHASE PRICE AND CLOSING.

            13.5.1 The purchase price for the Premises under this Option shall be Twenty Four Million Dollars ($24,000,000) plus the Tenant Improvement Costs (the "Purchase Price").

            13.5.2 The closing of the purchase shall take place immediately after the Notice of Exercise.

      13.6 MEMORANDUM OF OPTION. Following execution of this Lease by Landlord, the parties shall execute and record in the Official Records of the County San Diego, California a Memorandum of Lease Agreement in the form of EXHIBIT C attached hereto.

                                   ARTICLE 14

                                  MISCELLANEOUS

      14.1 HEADINGS. The use of headings, captions and numbers in this Lease is solely for the convenience of identifying and indexing the various provisions in this Lease and shall in no event be considered otherwise in construing or interpreting any provision in this Lease.

      14.2 WAIVER. No waiver of any default of any covenant by either party hereunder shall be construed from any failure by either party to take action on account of such default, unless such waiver is signed by Landlord or Tenant, as the case may be. No express waiver shall affect any default other than the default specified in such waiver. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. No custom or practice which may grow up between the parties shall be deemed to modify any term or condition of this Lease, unless such modification is agreed to by Landlord and Tenant in writing.

      14.3 LIABILITY. The obligations of the Tenant and Landlord under this Lease do not constitute personal obligations of the party's individual partners, members, managers, and joint venturers, or of the respective directors, officers or shareholders of any such party.

      14.4  TIME. TIME IS OF THE ESSENCE FOR EACH AND EVERY PROVISION HEREOF.

      14.5 ATTORNEYS' FEES. Should any party hereto employ an attorney for the purpose of enforcing or construing this Lease, or any judgment based on this Lease, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief, or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all attorneys' fees and all costs, including, but not limited to, service of process costs, expert witness fees, and the cost of any bonds, and such reimbursement shall be included in any judgment or final order issued in that proceeding.

      14.6 SEVERABILITY. If any term, covenant, condition or provision of this Lease shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease shall remain in full force and effect.

      14.7 APPLICABLE LAW. This Lease, and the rights and obligations of the parties hereto, shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of California.

      14.8 HOLDING OVER. Any holding over after the expiration of the Lease shall be construed as a month-to-month tenancy in accordance with the terms of this Lease, as applicable.

      14.9 BINDING EFFECT. All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of the parties hereto to the same extent as if each such successor and permitted assign were named as a party hereto.

      14.10 MODIFICATIONS. This Lease shall not be modified or amended in any respect except by a written agreement executed by Landlord and Tenant in the same manner as this Agreement is executed.

      14.11 COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

      14.12 EXHIBITS. All attached exhibits are incorporated in this Lease by reference.

      IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

LANDLORD:                                 TENANT:

AME TORREY VIEW, LLC,                     APPLIED MOLECULAR EVOLUTION, INC.,
a California limited liability company    a Delaware corporation

By:   APPLIED MOLECULAR
      EVOLUTION, INC.                     By: /s/ WILLIAM D. HUSE
Its:  Manager                             Name: William D. Huse, M.D., Ph.D.
                                          Title: CEO


      By: /s/ LAWRENCE E. BLOCH
      Name: Lawrence E. Bloch, M.D.
      Title: CFO

                                    EXHIBIT A

                          Legal Description of Premises

The approximately 10.73 gross acres of real property located in the City of San Diego, California and commonly known as Torrey Hills, Unit 19, Lot 4 (as it will be designated on the proposed Final Map).

[To be superceded by the legal description on the Final Title Commitment.]



                                   Exhibit A

                                    EXHIBIT B

                               Commencement Notice

      Landlord:  AME Torrey View, L.L.C., a California limited liability company
      Tenant:    Applied Molecular Evolution, Inc., a Delaware corporation

      This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of _____________, 2001 (the "Lease") for certain premises generally known at VTM 95-0554, Unit 19, Lot 4, San Diego, California, in the Torrey Hills Planned Industrial Development (the "Premises"). This Notice is made pursuant to Section 3.1 of the Lease.

      1. Lease Commencement Date, Termination Date. Landlord and Tenant hereby agree that the Commencement Date is _______________, 2001. The Expiration Date of the Lease is _______________, ____, unless extended pursuant to Section
3.2 of the Lease.

      2. Acceptance of Premises. Tenant has accepted and is currently in possession of the Premises.

      3. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

TENANT:

APPLIED MOLECULAR EVOLUTION, INC.,
a Delaware corporation

By:___________________________________
Print Name:___________________________
Print Title:__________________________


LANDLORD:

AME TORREY VIEW, L.L.C.,
a California limited liability company

By:___________________________________
Print Name:___________________________
Print Title:__________________________



                                    Exhibit B

                                    EXHIBIT C

                          Memorandum of Lease Agreement

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:




________________________________________________________________________________

                          MEMORANDUM OF LEASE AGREEMENT

      This Memorandum of Lease Agreement ("Memorandum") is entered into as of August __, 2001, by and between AME TORREY VIEW, LLC, a California limited liability company ("Optionor"), and APPLIED MOLECULAR EVOLUTION, INC., a Delaware corporation ("Optionee"), with reference to the following facts:

      A. Pursuant to the terms of that certain Lease Agreement dated as of August __, 2001, by and between Optionor and Optionee (the "Lease"), Optionee obtained the right to purchase that certain real property known as Torrey Hills VTM 95-0554, Unit 19, Lot 4, located in the County of San Diego, California more particularly described in Exhibit 1 attached hereto (the "Property").

      NOW, THEREFORE, the parties agree as follows:

1. Optionee's Right to Purchase. Optionor hereby grants to Optionee the right to purchase the Property on the terms and conditions contained in the Lease.

2. Price and Terms. The parties have executed and recorded this Memorandum for the purpose of imparting notice of the Lease and the respective rights and obligations of Optionee and Optionor. The price and other terms are set forth in the unrecorded Lease, all of the terms, covenants and conditions of which are incorporated herein by reference as though set forth fully herein. In the event of any inconsistency between this Memorandum and the Lease, the Lease will govern and control. This Memorandum and the Lease will bind and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.



                                   Exhibit C

      IN WITNESS WHEREOF, the parties have signed this Memorandum on the date first written above.

OPTIONOR:

AME TORREY VIEW, LLC,
a California limited liability company


By:___________________________________
Print Name:___________________________
Print Title:__________________________

OPTIONEE

APPLIED MOLECULAR EVOLUTION, INC., a Delaware corporation


By:___________________________________
Print Name:___________________________
Print Title:__________________________



                                    Exhibit C

STATE OF CALIFORNIA   )
                      )  ss.
COUNTY OF SAN DIEGO   )


On ____________________ before me, ____________________________________________,
Notary Public, personally appeared ____________________________________________,


___________________ personally known to me



___________________ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal



______________________________________
SIGNATURE OF NOTARY PUBLIC

(S E A L)



                                   Exhibit C

STATE OF CALIFORNIA   )
                      )  ss.
COUNTY OF SAN DIEGO   )


On ____________________ before me, ____________________________________________,
Notary Public, personally appeared ____________________________________________,


___________________ personally known to me



___________________ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal



______________________________________
SIGNATURE OF NOTARY PUBLIC

(S E A L)



                                   Exhibit C

                                    EXHIBIT 1

                          Legal Description of Property

The approximately 10.73 gross acres of real property located in the City of San Diego, California and commonly known as Torrey Hills, Unit 19, Lot 4 (as it will be designated on the proposed Final Map).

[To be superceded by the legal description on the Final Title Commitment.]



                                   Exhibit C